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EXHIBIT 23

CONSENT OF KPMG LLP

The Board of Directors
Alternative Resources Corporation:

We consent to incorporation by reference in the registration statements (Nos. 33-85078, 333-12693, 333-84967 and 333-84969) on Form S-8 of Alternative Resources Corporation (the Company) of our reports dated March 30, 2004, relating to the consolidated balance sheets of Alternative Resources Corporation and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, comprehensive income (loss), stockholders' equity (deficit), and cash flows, and the related financial statement schedule for each of the years in the three-year period ended December 31, 2003, which reports appear in the December 31, 2003 annual report on Form 10-K of Alternative Resources Corporation. Our report on the consolidated financial statements refers to the adoption of the provisions of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, on January 1, 2002.

/s/ KPMG LLP

Chicago, Illinois
March 30, 2004

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  EXHIBIT 23
CONSENT OF KPMG LLP